UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

January 5, 2010

Date of Report (Date of earliest event reported)

MPS Group, Inc.

(Exact name of registrant as specified in its charter)

Florida	0-24484	59-3116655
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Independent Drive, Jacksonville, Florida 32202

(Address of principal executive offices)

(Zip Code)

(904) 360-2000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 5, 2010, MPS Group, Inc., a Florida corporation (the “Company”), issued a press release announcing that it has entered into a memorandum of understanding with plaintiffs’ counsel and other named defendants regarding the settlement of two putative class action lawsuits filed in response to the announcement of the proposed merger of the Company with Adecco Inc., a Delaware corporation (“Adecco”), and Jaguar Acquisition Corp., a Florida corporation and wholly owned subsidiary of Adecco (“Merger Sub”). A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

As described in greater detail in the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on December 10, 2009 (the “Proxy Statement”), the two purported class action lawsuits related to the merger are: Roland Cherwick, Individually and On Behalf of All Others Similarly Situated v. MPS Group, Inc., et al. (Case No. 2009-CA-016530, filed October 23, 2009) and Paul J. Simpson, Individually and On Behalf of All Others Similarly Situated v. MPS Group, Inc., et al. (Case No. 2009-CA-017152, filed November 5, 2009), both filed in the Circuit Court of the Fourth Judicial Circuit in and for Duval County, Florida, against the Company, each of its directors, Adecco and Merger Sub.

Under the terms of the memorandum of understanding, the Company, the other named defendants and the plaintiffs in both actions have agreed to settle the lawsuits, subject to court approval. If the court approves the settlements contemplated in the memorandum, the lawsuits will be dismissed with prejudice. Pursuant to the terms of the memorandum, the Company has agreed to make available additional information to its shareholders. The additional information is contained below in this current report and should be read in conjunction with the Proxy Statement, which should be read in its entirety. In return, the plaintiffs in both actions have agreed to the dismissal of their respective actions and to a stay of the proceedings, subject to the execution and approval of a final settlement agreement. In addition, the Company has agreed to the payment of the legal fees and expenses of plaintiffs’ counsel, in an amount to be negotiated by the parties.

The settlement will not affect the merger consideration to be paid to the Company’s shareholders in connection with the proposed merger or the timing of the special meeting of the Company’s shareholders, scheduled for January 15, 2010 in Ponte Vedra Beach, Florida, to vote upon a proposal to approve the merger agreement among the Company, Adecco and Merger Sub.

The Company and the other defendants deny all of the allegations in the lawsuits and believe the disclosures in the Proxy Statement are adequate under the law. Nevertheless, the Company and the other defendants have agreed to settle the putative class action lawsuits in order to avoid costly litigation and reduce the risk of any delay to the completion of the merger.

* * * * *

The following information supplements the Proxy Statement and should be read in conjunction with the Proxy Statement, which should be read in its entirety. All page references in the information below are to pages in the Proxy Statement, and terms used below have the meanings set forth in the Proxy Statement, unless otherwise defined below:

The following disclosure supplements the introduction to the background of the merger on page 15, and explains why the Company did not contact Company A prior to fall 2009:

Until the board’s decision to sell MPS in October 2009, we were not for sale, and although there were several contacts with the Adecco Group, as described below, the board did not believe that those contacts were indications of a firm offer from the Adecco Group, and thus the board did not consider there to be a need to contact other potential buyers at that time.

Between September 28, 2007 and June 25, 2009, other than the brief telephone call from Mr. Gilliam on February 26, 2009, there were no discussions between us and the Adecco Group regarding any business combination transaction.

Similarly, at the July 28, 2009 board meeting discussed on page 16:

The board concluded that although we were well-positioned as an independent company and were not for sale, it would be appropriate and possibly beneficial to our shareholders to investigate a potential strategic transaction with the Adecco Group in more depth.

Similarly, at the August 25, 2009 board meeting discussed on pages 16 and 17:

Although the board was advised that the M&A Committee was not required in light of the current circumstances (especially since we were not for sale), the board concluded that such a committee would be well-positioned to efficiently manage potential indications of interest and other possible alternatives. The board agreed that the committee should be empowered to, among other things, direct the exchange of information and negotiations with any potential strategic partners or counterparties (including, but not limited to, the Adecco Group).

Similarly, at the September 15, 2009 board meeting discussed on pages 17 and 18:

The board also discussed the potential for disruption in our business should discussions with the Adecco Group (or encouragement of a competing offer from another potential bidder, such as Company A) be leaked or publicly announced, and the potential that would have of deterring the Adecco Group from proceeding further with us. The board believed that the risk of such a leak, plus the perceived difficulty Company A could have in making a competitive offer, militated against contacting Company A at this point in time.

The following disclosure supplements the discussion on page 17 of the September 1, 2009 M&A Committee meeting, and explains why the M&A Committee considered a shareholder rights plan despite preliminary discussions with the Adecco Group:

After considering the prospect of facing unsolicited inadequate overtures from an outside party (including, but not limited to, the Adecco Group), the M&A Committee authorized Jones Day to begin preparing a “shelf” shareholder rights plan and related materials for consideration at a later date.

Similarly, at the September 18, 2009 M&A Committee meeting discussed on page 19:

Jones Day advised the M&A Committee on progress regarding the “shelf” shareholder rights plan, and the M&A Committee approved the finalization of agreements and other materials related to the plan’s adoption (but did not, in fact, adopt or recommend the adoption of the plan), in order to be better prepared to react to any unsolicited offers.

The following disclosure supplements the discussion on page 21 regarding the negotiations over the terms and conditions of the merger agreement:

The board agreed to the version of the non-solicitation covenant included in the merger agreement mainly because: (1) the Adecco Group had consistently conditioned its offer on such a provision from its first offer letter (and the board believed that the Adecco group would not agree to a transaction without it); (2) the board viewed the inclusion of such a provision as typical for transactions of this nature; (3) the board did not view the provision, as negotiated by Jones Day and in conjunction with the amount of the break-up fee, as an unreasonable impairment to a superior proposal; and (4) the board viewed the limited availability of other strategic buyers and the difficulty any financial buyer currently would have in making a competing offer as effectively minimizing any adverse effect of the non-solicitation provision.

The following disclosure supplements the section of the Proxy Statement entitled “—Background of the Merger” with regard to the Company’s contacts with Company A:

Throughout the course of negotiations with the Adecco Group, other than negotiation of the confidentiality agreement and the due diligence meetings on October 14, 2009, interaction with Company A was limited to contacts between BofA Merrill Lynch and Company A’s financial advisors regarding due diligence and inquiries as to whether Company A would be interested in submitting a bid. Despite the exchange of information at the meetings on October 14, 2009 and Company A’s access to our virtual data room, our contacts with Company A never progressed further, nor did we ever receive an offer from Company A.

Shortly after signing the merger agreement, in accordance with the non-solicitation provisions in the merger agreement, we formally ceased all discussions with Company A. Further, through the date of this report, Company A has not attempted any contact with us or our representatives regarding a potential bid.

The following disclosure supplements the discussion on pages 27 and 28 regarding BofA Merrill Lynch’s analysis of selected publicly traded companies in connection with its fairness opinion:

BofA Merrill Lynch reviewed, among other things, enterprise values of the selected publicly traded companies, calculated as equity values based on closing stock prices on October 16, 2009, plus total debt, minority interests and preferred stock, less cash and cash equivalents, as a multiple of calendar year 2010 estimated earnings before interest, taxes, depreciation and amortization, or EBITDA, and as a multiple of the highest annual EBITDA in any given historical year for which annual public financial information was available ( “Peak EBITDA”). BofA Merrill Lynch also reviewed per share equity values, based on closing stock prices on October 16, 2009, of the selected publicly traded companies as a multiple of the highest annual earnings per share (“EPS”) in any given historical year for which public financial information was available ( “Peak EPS”). BofA Merrill Lynch then (i) in the case of 2010 EBITDA, applied a multiples range of 11.0x to 14.0x, (ii) in the case of Peak EPS, applied a multiples range of 11.5x to 13.0x and (iii) in the case of Peak EBITDA, applied a multiples range of 5.0x to 6.0x, in each case, derived from the selected publicly traded companies to our corresponding data.

The following disclosure supplements the discussion on pages 28 and 29 regarding BofA Merrill Lynch’s analysis of selected precedent transactions in connection with its fairness opinion:

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s EBITDA over the last twelve months prior to announcement of the transaction (“LTM EBITDA”). BofA Merrill Lynch then applied a range of multiples of 10.0x to 16.0x of LTM EBITDA derived from the selected transactions to our 2009 EBITDA. and a range of multiples of 8.0x to 12.0x of the average of our EBITDA in each year between 2000 and 2009. The average EBITDA multiple derived from the selected transactions was 10.2x. Estimated financial data of the selected transactions were based on publicly available information. Our estimated financial data were based on the Management Case and the Street Case.

The following disclosure supplements the discussion on page 29 regarding BofA Merrill Lynch’s discounted cash flow analysis in connection with its fairness opinion:

BofA Merrill Lynch performed a discounted cash flow analysis of us to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that we could generate during our fiscal years 2010 through 2014 based on the Management Case and the Street Case. BofA Merrill Lynch calculated terminal values for us by applying terminal forward multiples of 9.0x to our fiscal year 2014 estimated EBITDA. The cash flows and terminal values were then discounted to present value as of December 31, 2009, using a discount rate of 12.0%, which rate was derived utilizing a weighted average cost of capital calculation based on certain financial metrics. BofA Merrill Lynch applied a range of revenue growth of 0% to 10% and a range of EBITDA margin of 4.5% to 6.5% to fiscal years 2012, 2013 and 2014 to both the Management Case and the Street Case. BofA Merrill Lynch also accounted for the $60 million to $64 million present value of an estimated $214 million of tax deductible goodwill in the United States from prior acquisitions, using a discount rate of 8.0%, which rate was derived utilizing a weighted average cost of capital calculation based on the same financial metrics as used for the cash flow and terminal value analysis above but reflecting the higher degree of certainty with respect to achieving the aforementioned tax deductions as opposed to the projections used in the cash flow and terminal value analysis.

The following disclosure supplements the discussion on pages 30 and 31 regarding BofA Merrill Lynch’s relationship with the Company and the Adecco Group, including BofA Merrill Lynch’s fee arrangement with the Company in connection with BofA Merrill Lynch’s engagement with the Company as financial advisor and to render the fairness opinion:

We have agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee currently estimated to be approximately $9 million, $1 million of which was paid in connection with the delivery of its opinion and the remainder of which is contingent upon the completion of the merger.

Since January 1, 2007 through October 31, 2009, BofA Merrill Lynch and its affiliates have received aggregate revenues from MPS and its affiliates for corporate, commercial and investment banking services unrelated to the merger of approximately $4.5 million.

Since January 1, 2007 through October 31, 2009, BofA Merrill Lynch and its affiliates have received aggregate revenues from Adecco and its affiliates for corporate, commercial and investment banking services unrelated to the merger of approximately $5.2 million.

The following disclosure supplements the discussion on pages 31-32 under the caption “—Certain Financial Information”:

Based on the updated financial projections we provided to BofA Merrill Lynch and the Adecco Group on October 15, 2009, we estimate that our free cash flow for 2009, 2010 and 2011 would be (in thousands): $91,358, $44,170 and $29,196, respectively.

The following disclosure supplements the discussion on page 32 under the caption “—Interests of Our Directors and Executive Officers in the Merger”:

The board has been assured by our executive officers that none of them have been offered continued employment with the Adecco Group after completion of the merger, and all of our directors are expected to resign from their board positions at the completion of the merger.

* * * * *

In connection with the proposed merger, the Company has filed a proxy statement with the SEC. Investors are urged to read the proxy statement because it contains important information about the merger as well as other documents filed by the Company at the SEC’s Internet site, www.sec.gov. These documents can also be obtained for free from the Company’s Investor Relations web site (www.mpsgroup.com) or by calling 904-360-2500.

The Company and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the proposed merger. Information regarding the Company’s directors and executive officers is available in the Company’s proxy statement dated April 20, 2009, filed with the SEC. Additional information regarding the interests of participants of MPS Group is included in the proxy statement filed with the SEC in connection with the merger.

This current report contains forward-looking statements that are subject to certain risks, uncertainties or assumptions described below and may be affected by other factors, including, but not limited to: the ability to obtain required regulatory approvals for the transaction; the failure of the Company’s shareholders to approve the merger agreement; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement or the failure to close for any other reason; the amount of the costs, fees, expenses and charges related to the merger; the effect of the announcement of the merger on the Company’s customer relationships, operating results and business generally, including the ability to retain key employees; and disruption from the transaction making it more difficult to maintain relationships with customers and employees; as well as fluctuations in the economies and financial markets in the U.S. and foreign countries where the Company does business and in its industry segments in particular; industry trends toward consolidating vendor lists; the demand for its services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including its ability to expand into new markets and to remain profitable or maintain profit margins in the face of pricing pressures; the Company’s ability to retain significant existing customers or obtain new customers; our ability to recruit, place and retain consultants and professional employees; possible changes in governmental laws and regulations affecting its operations, including possible changes to laws and regulations relating to benefits for consultants and temporary personnel, and possible increased regulation of the employer-employee relationship; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; litigation relating to prior and current transactions and activities; claims and liabilities asserted for the acts or omissions of the Company’s temporary employees; fluctuations in interest rates or foreign currency exchange rates; loss of key employees; fluctuations in the price of the Company’s common stock due to actual or anticipated changes in quarterly operating results, financial estimates, statements by securities analysts, and other events; and other factors discussed by the Company in its filings with the SEC. In some cases, you can identify forward-looking statements by terminology such as: “will,” “may,” “should,” “could,” “expects,” “intends,” “plans,” “hopes,” “indicates,” “projects,” “can,” “anticipates,” “perhaps,” “probably,” “believes,” “estimates,” “appears,” “predicts,” “potential,” “continues,” “would,” or “become,” or other comparable terminology or the negative of these terms or other comparable terminology. Readers are urged to review and consider the matters discussed in “Item 1A. Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2008 and discussion of risks or uncertainties in our subsequent filings with the SEC.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by us based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Number	Exhibit

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MPS GROUP, INC.

By:	/s/ Robert P. Crouch
Name: Robert P. Crouch Title: Senior Vice President and Chief Financial Officer

Date: January 5, 2010